Princeton Everest Fund

CLASS A, CLASS I, CLASS AA, CLASS II CLASS C, CLASS T AND CLASS L

SHARES OF BENEFICIAL INTEREST

Supplement dated September 8, 2025

to the SAI dated July 31, 2025

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Christopher E. Moran has retired from Princeton Fund Advisors LLC. The Board of Trustees of the Fund has appointed Michael J. Sabre as Treasurer and Principal Accounting Officer of the Fund. Therefore, effective immediately:

The last two tables on page A-4 of the Statement of Additional Information are replaced by the following:

INTERESTED TRUSTEE
John L. Sabre Born: 1957 Trustee, Chairman, and Principal Executive Officer	Term (as Trustee and Chairman) — Indefinite; Term (as Principal Executive Officer) – 1 year; Length — Since September, 2014	Retired (since 2025); Chairman and CEO, Mount Yale Capital Group, LLC (2003-2025); Chairman and CEO Princeton Fund Advisors, LLC	1	Ellington Income Opportunities Fund (2018-present

OFFICERS WHO ARE NOT TRUSTEES
Michael J. Sabre Born: 1959 Principal Accounting Officer	Term – 1 year; Length – Since August, 2025	Chief Operations Officer and Chief Compliance Officer, elevation Point (since 2003)	N/A	N/A
Emile Molineaux Born: 1962 Chief Compliance Officer	Term – 1 year; Length – Since September, 2014	Senior Compliance Officer of Northern Lights Compliance Services, LLC (“NLCS”) (2011-Present); and named Chief Compliance Officer for seven different NLCS clients (2011-Present)	N/A	N/A

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This Supplement and the Prospectus and SAI provide relevant information for all shareholders and should be retained for future reference. These documents have been filed with the Securities and Exchange Commission, and the Fund’s registration statement on Form N-2, dated July 31, 2025 and are incorporated herein by reference.